Exhibit 3.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “JAGUAR HEALTH, INC.”, FILED IN THIS OFFICE ON THE THIRD DAY OF JUNE, A.D. 2019, AT 6:20 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE SEVENTH DAY OF JUNE, A.D. 2019 AT 12:01 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

5347649 8100 SR# 20195204472	Authentication: 202950665 Date: 06-03-19

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 06:20 PM 06/03/2019 FILED 06:20 PM 06/03/2019 SR 20195204472 - File Number 5347649

CERTIFICATE OF FIFTH AMENDMENT TO THE

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

JAGUAR HEALTH, INC.

Jaguar Health, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

1.              The name of the Corporation is Jaguar Health, Inc. The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 6, 2013, under the name Jaguar Animal Health, Inc.

2.              This Certificate of Fifth Amendment to the Third Amended and Restated Certificate of Incorporation was duly authorized and adopted by the Corporation’s Board of Directors and stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware and amends the provisions of the Company’s Third Amended and Restated Certificate of Incorporation.

3.              The amendment to the existing Third Amended and Restated Certificate of Incorporation being effected hereby is as follows:

a.              Add the following paragraph at the end of Section IV.A. as a new Section IV.A.7:

“7. Second Reverse Stock Split. Upon this Amendment to the Third Restated Certificate becoming effective pursuant to the DGCL (the “Effective Time”), each thirty to seventy shares of Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be reclassified and combined into one (I) validly issued, fully paid and non-assessable share of Common Stock, the exact ratio within the foregoing range to be determined by the Board of Directors prior to the Effective Time and publicly announced by the Corporation, without any further action by the Corporation or the holder thereof (the “Second Reverse Stock Split”). No fractional shares shall be issued in connection with the Second Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the product obtained by multiplying (a) the closing price per share of the Common Stock as reported on the Nasdaq Capital Market as of the date of the Effective Time, by (b) the fraction of one share owned by the stockholder. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

4.              This Certificate of Fifth Amendment to the Third Amended and Restated Certificate of Incorporation shall be effective at 12:01 a.m., Eastern Time, on June 7, 2019.

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IN WITNESS WHEREOF, Jaguar Health, Inc. has caused this Certificate of Fifth Amendment to the Third Amended and Restated Certificate of Incorporation to be signed by Lisa A. Conte, its Chief Executive Officer, this 7th day of June, 2019.

JAGUAR HEALTH, INC.

A Delaware corporation

By:	/s/ Lisa A. Conte
	Name:	Lisa A. Conte
	Title:	Chief Executive Officer